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                                   EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: January 28, 1997


                      THE TRAVELERS INSURANCE COMPANY


                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title: Assistant Controller



                      THE TRAVELERS INSURANCE GROUP INC.


                      By: /s/ Marla A. Berman
                         ---------------------------
                         Name:  Marla A. Berman
                         Title:   Assistant Secretary


                      PFS SERVICES, INC.

                      By: /s/  Charles J. Gallo, Jr.
                         ----------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:   Vice President and Controller


                      ASSOCIATED MADISON COMPANIES, INC.


                      By: /s/  Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:  Vice President and Controller


                      TRAVELERS GROUP INC.


                     By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title: Assistant Controller